Exhibit 99.1

Trovagene Schedules Release of Third Quarter 2016 Financial Results and Investor Conference Call

SAN DIEGO, CA — November 2, 2016 — Trovagene, Inc. (NASDAQ: TROV), a developer of circulating tumor DNA (ctDNA) molecular diagnostics, announced today that it will report financial results for the third quarter ended September 30, 2016 on Wednesday, November 9, 2016 at 4:00 p.m. Eastern Standard Time (1:00 p.m. Pacific Standard Time).

Trovagene’s senior management team will host a conference call on Wednesday, November 9, 2016 at 5:00 p.m. Eastern Standard Time (2:00 p.m. Pacific Standard Time) to discuss the results and update investors on the Company’s progress.

If you would like to register in advance for the conference call, please go to http://dpregister.com/10091793.  Registered participants will receive their dial-in number upon registration.  To access the conference call, please dial (888) 347-6081 (domestic), (412) 902-4285 (international), or (855) 669-9657 (Canada), conference ID# 10091793.  To access the telephone replay of the call, dial (877) 344-7529 (domestic), (412) 317-0088 (international), or (855) 669-9658 (Canada), replay ID# 10091793.  The replay will be available one hour after the conclusion of the call.  The webcast and telephone replay will be archived on the Company’s website following the conference at http://trovagene.investorroom.com/events.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary Precision Cancer Monitoring® (PCM) technology for the detection and monitoring of circulating tumor DNA (ctDNA) in urine and blood. The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s PCM technology is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally. For more information, please visit http://www.trovagene.com/.

Trovagene Contacts:

Beth Anderson VP, Finance & Administration	Vicki Kelemen Sr. Director, Marketing Communications
858-952-7593	858-952-7652
ir@trovagene.com	vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992